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EXHIBIT 23.8

                CONSENT OF ACCOUNTING & CONSULTING GROUP, L.L.P.
                          CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-1 of Allis-Chalmers Energy Inc. of our reports dated June 10, 2005, with respect to the financial statements of W. T. Enterprises, Inc., a Texas corporation, as of March 31, 2005 and December 31, 2004 and 2003 and the related statements of income, stockholders' equity, and cash flows for the three months ended March 31, 2005 and the years ended December 31, 2004 and 2003.







                                /s/ ACCOUNTING & CONSULTING GROUP, L.L.P.
                                ------------------------------------------

CARLSBAD, NEW MEXICO
JULY 28, 2005


                                  END OF FILING